Exhibit 10.8

HELIOS AND MATHESON ANALYTICS INC.
Empire State Building
350 5th Avenue
New York, New York 10118

February 7, 2017

Hudson Bay Master Fund Ltd.

777 Third Avenue, 30th Floor

New York, NY 10017

Attention: Yoav Roth

Re:     Conversion Price Reduction

Dear Sirs:

Reference is hereby made to that certain Securities Purchase Agreement, dated December 1, 2016, by and among Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), the investor signatory hereto (“you” or the “Investor”) and certain other buyers signatory thereto (the “Securities Purchase Agreement”), pursuant to which you acquired, among other things, senior secured convertible note (the “Notes”) convertible into shares of Common Stock (as defined in the Securities Purchase Agreement). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement or the Notea, as applicable.

Pursuant to Section 7(e) of the Notes, we hereby provide you with notice that the Company desires your consent pursuant to Section 7(e) of the Notes, to lower the Conversion Price of your Notes for each date after the Effective Time (as defined below) (each, a “Conversion Price Reduction”), effective (the “Effective Time”) as of the later of (x) the prepayment by you of $3,000,000 in aggregate principal amount outstanding under your Investor Note (the “Prepayment”), and (y) the time of your execution of this letter, to $4.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “New Alternate Conversion Price”). Please execute this letter in the signature block below if you consent to the Company effecting the Conversion Price Reduction.

The Company shall, on or before 8:30 a.m., New York City time, on the first business day after the date of this letter, issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this letter as an exhibit thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any letter, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

The Company shall reimburse Kelley Drye & Warren LLP for all reasonable costs and expenses incurred by it in connection with preparing and delivering this letter (including, without limitation, all reasonable legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby).

Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

You are hereby instructed to wire the Prepayment to Zone Technologies, Inc., a wholly-owned subsidiary of the Company, in accordance with the instructions set forth below:

JP Morgan Chase Bank, NA

Routing/Transit 267084131

Account #781523118

For credit to the account of:

Zone Technologies, Inc.

1746 East Silver Star Road

Suite 356

Ocoee, FL 34761

Please direct advice of wire to:

ltumolo@redzonemap.com

If you have any questions regarding the foregoing, please feel free to contact Stuart Benson at 646.780.0044 or by email to sbenson@hmny.com.

Sincerely,

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Stuart Benson
Name: Stuart Benson
Title: Chief Financial Officer

Agreed to and Acknowledged:

HUDSON BAY MASTER FUND LTD

By:     /s/ Yoav Roth

        Name: Yoav Roth

Title: Authorized Signatory